UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 26, 2006

Geotec Thermal Generators, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315

59-3357040

(Commission File Number

(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida

33444

(Address of Principal Executive Offices)

(Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 – Other Events

Item 8.01 Other Events.

Geotec Thermal Generators, Inc. (“Geotec” or the “Company”) was previously the subject of a crossclaim by an entity of unknown origin known as Equities First Holdings, LLC (“Equities First”) in the civil litigation matter styled:  Florida Atlantic Stock Transfer, Inc. v. Equities First Holding, LLC, et al., No. 06-001592 (09) (Cir. Ct. Broward Cty.)  The crossclaim against Geotec and Equities First’s counterclaim against the plaintiff have been dismissed effective November 21, 2006 by order of the court.  Accordingly, Geotec will now seek to have the certificates representing 57,200,000 shares of Geotec common stock (presently held in the registry of the court as the subject of the dispute between Equities First and Geotec) delivered to the Company’s transfer agent for disposal.  These shares have already been cancelled by the Company.

The Order of the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Case No. 06-001592 (09) states in pertinent part as follows:

THIS CAUSE having come before this Court on November 1, 2006, on Klein & Sallah, LLC’s (“Klein & Sallah”) Motion to Withdraw as Counsel for Defendant EQUITIES FIRST HOLDINGS, LLC, and the Court having reviewed the Motion, the entire Court record and having been fully advised in the premises, it is hereupon

ORDERED AND ADJUDGED as follows:

1.

Klein & Sallah’s Motion to Withdraw as Counsel for Defendant EQUITIES FIRST HOLDINGS, LLC is hereby GRANTED.  Klein & Sallah is hereby discharged from any and all further duties and obligations in this cause.

2.

EQUITIES FIRST HOLDINGS, LLC shall have twenty (20) days from the date of this Order to obtain new counsel.

3.

New counsel must file a Notice of Appearance with twenty (20) days from the date of this Order.

4.

If EQUITIES FIRST HOLDINGS, LLC fails to obtain new counsel within twenty (20) days from the date of this Order, then EQUITIES FIRST HOLDINGS, LLC’s Counterclaim and Crossclaim shall be deemed dismissed without the need for further Order of this Court.

5.

All future pleadings and paper shall be forwarded to EQUITIES FIRST HOLDINGS, LLC, c/o Dr. Joseph deBeauchamp 1221 First Avenue, Suite 607, Seattle, WA 98101.

DONE AND ORDERED in Chambers, at Fort Lauderdale, Broward County, Florida, this 1st day of November, 2006.

Robert Lance Andrews

CIRCUIT JUDGE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:

/s/:  Bradley T. Ray

Bradley T. Ray, Chief Executive Officer

DATED:  December 26, 2006.